Exhibit 99.1

Journey Medical Corporation Reports Third Quarter 2026 Financial Results and Recent Corporate Highlights

Total revenues were $19.0 million for the third quarter of 2026

Emrosi® revenues of $9.0 million increased 84% compared to the third quarter of 2025

Company to hold conference call today at 4:30 p.m. ET

Scottsdale, AZ – November 12, 2026 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical,” “the Company,” “we” or “our”), a commercial-stage pharmaceutical company focused on developing, selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the third quarter ended September 30, 2026.

“We continued to make progress during the third quarter, delivering year-over-year revenue growth, a higher gross margin, and positive EBITDA,” said Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer. “Third quarter sales of Emrosi®, our best-in-class oral rosacea treatment, increased by 84% compared to the prior-year period, driven by growth in prescription demand and continued improvement in the mix of prescriptions reimbursed by health plans. The number of unique prescribers writing for Emrosi® increased again during the third quarter and strong refill trends on top of new prescription growth are fueling momentum behind the brand and indicate high patient satisfaction with the product. Our recently expanded sales force and increasing formulary additions with national health plans are expected to facilitate further adoption and market penetration. Building on this progress and with over $22 million in cash, we believe we are well-positioned to advance our mission of delivering value to our dermatology customers and their patients while building long-term shareholder value.”

Financial Results:

•	Total revenues were $19.0 million for the third quarter of 2026, an 8% increase from $17.6 million for the third quarter of 2025. The increase was driven by continued commercial demand momentum for Emrosi®, which generated revenues of $9.0 million for the quarter ended September 30, 2026.

•	The Company’s gross margin(1) was 69% for the third quarter of 2026, compared to 67% for the prior-year quarter.

•	SG&A was $12.6 million for the third quarter of 2026, an increase of $0.5 million from the third quarter of 2025, primarily due to a one-time expense of $1.7 million recognized upon resolution of a dispute with a former vendor, offset by a reduction in launch-related spending for Emrosi® compared to the prior year quarter.

•	The Company’s GAAP Net Loss narrowed to $1.3 million, or $(0.05) per share basic and diluted, for the third quarter of 2026, compared to a net loss of $2.3 million, or $(0.09) per share basic and diluted, for the third quarter of 2025.

•	The Company’s non-GAAP results in the table below reflect positive EBITDA and Adjusted EBITDA for both the three and nine-month periods ended September 30, 2026.

•	At September 30, 2026, the Company had $22.3 million in cash and cash equivalents, as compared to $24.1 million in cash and cash equivalents at December 31, 2025.

Recent Corporate Highlights:

•	Emrosi® total prescriptions (TRx) were approximately 40,000 for the third quarter of 2026.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast on November 12, 2026, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference call here: https://dpregister.com/sreg/10213114/1052fc6b3ac. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

(1)	We define gross margin as total revenue less cost of goods sold divided by total revenue.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on developing, selling and marketing FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets nine branded FDA-approved prescription drugs that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and the company files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition because their period of exclusivity has ended or they are without patent protection, subjecting them to the potential introduction of new competitor products and/or an increase in market share of existing competitor products, either of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance on third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful commercialization of Emrosi® and the successful development, regulatory approval and commercialization of any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt expressed about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$22,323	$24,090
Accounts receivable, net of reserves	47,387	29,783
Inventory	7,772	9,624
Prepaid expenses and other current assets	1,782	3,376
Total current assets	79,264	66,873

Intangible assets, net	24,541	27,605
Operating lease right-of-use asset, net	41	111
Total assets	$103,846	$94,589

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,396	$8,851
Due to related party	812	455
Accrued expenses	35,352	27,567
Accrued interest	416	398
Income taxes payable	-	70
Term loan, short-term	7,500	-
Operating lease liability, short-term	44	101
Total current liabilities	53,520	37,442

Term loan, long-term, net of discount	18,077	25,277
Operating lease liability, long-term	-	18
Total liabilities	71,597	62,737

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 22,225,645 and 21,144,655 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	2	2
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025	1	1
Additional paid-in capital	134,561	130,307
Accumulated deficit	(102,315)	(98,458)
Total stockholders' equity	32,249	31,852
Total liabilities and stockholders' equity	$103,846	$94,589

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended		Nine-Month Periods Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
Product revenue, net	$18,925	17,025	52,685	45,173
Other revenue	42	606	753	606
Total revenue	18,967	17,631	53,438	45,779

Operating expenses
Cost of goods sold – (excluding amortization of acquired intangible assets)	5,884	5,755	18,245	15,484
Amortization of acquired intangible assets	969	1,064	3,064	3,193
Research and development	51	287	105	326
Selling, general and administrative	12,593	12,054	33,590	34,505
Total operating expenses	19,497	19,160	55,004	53,508
Loss from operations	(530)	(1,529)	(1,566)	(7,729)

Other expense (income)
Interest income	(140)	(154)	(451)	(441)
Interest expense	919	937	2,717	2,765
Foreign exchange transaction losses	6	3	10	71
Total other expense	785	786	2,276	2,395
Loss before income taxes	(1,315)	(2,315)	(3,842)	(10,124)

Income tax expense	-	-	15	60
Net loss	$(1,315)	$(2,315)	$(3,857)	$(10,184)

Net loss per common share:
Basic and diluted	$(0.05)	$(0.09)	$(0.14)	$(0.43)

Weighted average number of common shares:
Basic and diluted	28,069,125	24,959,114	27,625,414	23,628,921

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define EBITDA as net income (loss) excluding interest, taxes and depreciation and amortization and we define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and/or infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, vendor dispute settlement expense, amortization and impairments of acquired intangible assets, inventory step-ups from the purchases of intangible assets and products, severance, and foreign exchange transaction losses.

In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, although a recurring expense, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.
•	Vendor Dispute Settlement Expense: We have excluded the expense of $1.7 million in connection with our payment under a settlement arrangement with a former vendor because we consider this to be a one-time, non-recurring expense.

Beginning in the first quarter of 2026, we no longer exclude short-term research and development expenses (including any one-time license and milestone payments) from our Non-GAAP Adjusted EBITDA results. Prior period Non-GAAP Adjusted EBITDA results have been revised to reflect this change.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provides meaningful supplemental information regarding the Company’s performance because (i) they allow for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) they are used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

(unaudited)

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended		Nine-Month Periods Ended
	September 30,		September 30,
	2026	2025	2026	2025
GAAP Net Loss	$(1,315)	$(2,315)	$(3,857)	$(10,184)

EBITDA:
Interest	779	783	2,266	2,324
Taxes	-	-	15	60
Amortization of acquired intangible assets	969	1,064	3,064	3,193
EBITDA	433	(468)	1,488	(4,607)

Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	1,333	1,854	3,759	4,513
Non-Core and Infrequent Components:
Vendor dispute settlement expense	1,744	-	1,744	-
Foreign exchange transaction losses	6	3	10	71
Non-GAAP Adjusted EBITDA	$3,516	$1,389	$7,001	$(23)

Net loss & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.05)	$(0.09)	$(0.14)	$(0.43)
Non-GAAP Adjusted EBITDA	$0.13	$0.06	$0.25	$(0.00)
Diluted
GAAP Net Loss	$(0.05)	$(0.09)	$(0.14)	$(0.43)
Non-GAAP Adjusted EBITDA	$0.12	$0.05	$0.24	$(0.00)
Weighted average number of common shares:
GAAP - Basic & Diluted	28,069,125	24,959,114	27,625,414	23,628,921
Non-GAAP - Basic	28,069,125	24,959,114	27,625,414	23,628,921
Non-GAAP - Diluted	30,123,446	28,280,253	29,688,175	23,628,921